AMENDMENT NO. 1
                               TO
                            FORM 8-A

               SECURITIES AND EXCHANGE COMMISSION
                     Washington, D.C. 20549

                 ______________________________

        FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
            PURSUANT TO SECTION 12 (b) OR (g) OF THE
                 SECURITIES EXCHANGE ACT OF 1934


                  ENTERGY GULF STATES CAPITAL I
 (Exact name of registrant as specified in its Trust Agreement)

          Delaware                           To Be Applied For
(State of incorporation or organization)   (K.R.S. Employer Identification No.)

                        639 Loyola Avenue
                  New Orleans, Louisiana  70113
  (Address of principal executive offices, including zip code)



Securities to be registered pursuant to Section 12 (b) of the
Act:

      Title of each class         Name of each exchange on which
      to be so registered         each class is to be so registered

    8.75% Quarterly Income
     Preferred Securities,           New York Stock Exchange
 Series A ("QUIPSSM") (and the
        Guarantee with
       respect thereto)

     If this Form relates to the registration of a class of debt securities and is effective upon filing pursuant to General
Instruction A.(c)(1), please check the following box.

     If this Form relates to the registration of a class of debt securities and is to become effective simultaneously with the effectiveness of a concurrent registration statement under the Securities Act of 1933 pursuant to General Instruction A. (c)(2), please check the following box.
            ________________________________________

     Securities to be registered pursuant to Section 12(g) of the
Act:  None

     The Commission is respectfully requested to send copies of all notices, orders and communication to:

                     Denise C. Redmann, Esq.
                     Entergy Services, Inc.
                        639 Loyola Avenue
                  New Orleans, Louisiana  70113
                          (504)576-2272

         INFORMATION REQUIRED IN REGISTRATION STATEMENT


Item 1.   Description of Registrant's Securities to be
Registered.

     The securities to be registered hereby are 8.75% Quarterly Income Preferred Securities,SMSSeries A (the "Preferred Securities"), of Entergy Gulf States Capital I, a Delaware business trust. The Preferred Securities represent undivided beneficial interests in the assets of Entergy Gulf States Capital I and are guaranteed by Entergy Gulf States, Inc. (the "Company"), a Texas corporation, to the extent set forth in the form of the Guarantee Agreement by the Company to The Bank of New York, as Guarantee Trustee (the "Guarantee"). The Guarantee is incorporated by reference to Exhibit 4.08 to the Registration Statement on Form S-2 of the Company and Entergy Gulf States Capital I (Registration Nos. 333-17911 and 333-17911-01) filed with the Securities and Exchange Commission (the "Commission") on December 16, 1996, as amended by Amendment No. 1 filed with the Commission on January 10, 1997 and amended by Amendment No. 2 filed with the Commission on January 15, 1997. Such registration statement, as so amended (the "Registration Statement") became effective on January 21, 1997. The particular terms of the Preferred Securities and the Guarantee are described in the Prospectus, dated January 21, 1997, that was filed with the Commission pursuant to Rule 424 under the Securities Act of 1933, as amended, in connection with the Registration Statement on January 23, 1997 (the "Prospectus"). The Prospectus and the Guarantee are incorporated by reference herein as set forth in
Item 2 below.


Item 2.   Exhibits.

     The Preferred Securities described herein are to be registered on the New York Stock Exchange, on which no other securities of Entergy Gulf States Capital I are registered. Accordingly, the following Exhibits required in accordance with
Part II to the instructions as to Exhibits to Form 8-A have been duly filed with the New York Stock Exchange. Each Exhibit was previously filed as indicated below with the Securities and Exchange Commission and is incorporated herein by reference.


 Exhibit
  Number                               Description and Method of Filing

   1(a)       The Prospectus           Filed pursuant to Rule
                                       424 in connection with
                                       the Registration
                                       Statement of the
                                       Company and Entergy
                                       Gulf States Capital I
                                       (Reg. Nos. 333-17911
                                       and 333-17911-01).

   4(a)       Certificate of Trust of  Filed as Exhibit 4.04
              Entergy Gulf States      to the Registration
              Capital I                Statement of the
                                       Company and Entergy
                                       Gulf States Capital I
                                       (Reg. Nos. 333-17911
                                       and 333-17911-01).

   4(b)       Trust Agreement of       Filed as Exhibit 4.05
              Entergy Gulf States      to the Registration
              Capital I                Statement of the
                                       Company and Entergy
                                       Gulf States Capital I
                                       (Reg. Nos. 333-17911
                                       and 333-17911-01).

   4(c)       Form of Amended and      Filed as Exhibit 4.06
              Restated Trust           to the Registration
              Agreement of Entergy     Statement of the
              Gulf States Capital I    Company and Entergy
                                       Gulf States Capital I
                                       (Reg. Nos. 333-17911
                                       and 333-17911-01).

   4(d)       Form of Indenture        Filed as Exhibit 4.03
              between the Company and  to the Registration
              The Bank of New York,    Statement of the
              as Trustee               Company and Entergy
                                       Gulf States Capital I
                                       (Reg. Nos. 333-17911
                                       and 333-17911-01).

   4(e)       Form of Officer's        Filed as Exhibit 4.09
              Certificate              to the Registration
                                       Statement of the
                                       Company and Entergy
                                       Gulf States Capital I
                                       (Reg. Nos. 333-17911
                                       and 333-17911-01).

   4(f)       Form of Subordinated     Filed as part of
              Debenture (contained in  Exhibit 4.09 to the
              the Form of Officer's    Registration Statement
              Certificate)             of the Company and
                                       Entergy Gulf States
                                       Capital I (Reg. Nos.
                                       333-17911 and 333-17911-
                                       01).

   4(g)       Form of Guarantee        Filed as Exhibit 4.08
              Agreement                to the Registration
                                       Statement of the
                                       Company and Entergy
                                       Gulf States Capital I
                                       (Reg. Nos. 333-17911
                                       and 333-17911-01).

   5(a)       Form of Preferred        Filed as Exhibit 4.07
              Security (contained in   to the Registration
              the Form of Amended and  Statement of the
              Restated Trust           Company and Entergy
              Agreement)               Gulf States Capital I
                                       (Reg. Nos. 333-17911
                                       and 333-17911-01).

                           SIGNATURE


     Pursuant to the requirements of Section 12 of the Securities
Exchange Act of 1934, the registrant has duly caused this Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereto duly authorized.


Dated:  January 29, 1997             Entergy Gulf States Capital I



                                     By:    /s/ William J. Regan, Jr.
                                       William J. Regan, Jr., not in his
                                       individual capacity, but solely as
                                       Administrative Trustee



_______________________________
SM QUIPS is a servicemark of Goldman, Sachs & Co.